Exhibit 99.1

Navistar International Corporation P : 331-332-5000 W : navistar.com 2701 Navistar Dr. Lisle, IL 60532 USA

Media Contact:	Steve Schrier, 331-332-2264
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR NAMES TROY CLARKE CHIEF EXECUTIVE OFFICER;

JAMES KEYES APPOINTED NON-EXECUTIVE CHAIRMAN

Lewis Campbell stepping down as executive chairman and interim CEO

LISLE, Ill., March 7, 2013 — Navistar International Corporation (NYSE: NAV) today announced that its Board of Directors has appointed Troy A. Clarke as president and chief executive officer of Navistar, effective April 15, 2013. Clarke, currently the company’s president and chief operating officer, will also join the board. At the same time, Lewis B. Campbell, who has served as executive chairman and interim CEO since August 2012, will step down from those positions and from the board. James H. Keyes, who has served as a board member since 2002, will become non-executive chairman, also effective April 15.

“Over the past six months, Navistar has made significant progress on many important fronts, including on our three near-term priorities: improving quality, meeting each of our clean engine launch milestones, and delivering on our 2013 operating plan,” Campbell said. “When I assumed the interim CEO role last August, I was prepared to stay as long as necessary to oversee the company through a transition period, and today I am pleased to announce our turnaround is firmly underway and our return to profitability is clearly in sight. I am also delighted that the board and I have decided that Troy is the right executive to lead the company forward at this time, and I am confident Navistar will continue to build on its momentum – improving performance and quality for customers and creating shareholder value.”

“On behalf of the Board of Directors, I want to thank Lewis for his valuable contributions to Navistar. He stepped in during a challenging period of transition for the company, and his leadership was critical in helping align our board and management around a clear path forward,” Keyes said. “The board is also extremely pleased to name Troy as chief executive officer. He is a proven leader and has been a valuable asset to the executive team since joining the company in early 2010. During his recent tenure as president and chief operating officer, Troy has been instrumental in implementing Navistar’s Drive to Deliver plan focused on clear accountability and functional excellence; driving the company’s transition to its clean engine strategy; and taking aggressive actions to improve Navistar’s cost structure.

“We believe that separating the chairman and CEO roles at this time will enable Troy to focus exclusively on continuing to successfully execute the company’s turnaround plan and putting the company on a path to profitability entering fiscal year 2014,” Keyes added. “In my new role, I look forward to working with Troy and supporting him and his team in this regard.”

“I am honored to take on the role of CEO and join the board of Navistar,” Clarke stated. “In six short months, we have made significant progress on our turnaround, and I want to thank Lewis for his guidance and leadership during this period. Working together, we have implemented a number of important actions to set Navistar on the right path, and the company now has a strong platform to build upon going forward.

“Navistar has a great leadership team and a talented group of employees,” Clarke added. “ I look forward to continuing to work with them as we take further steps to strengthen our North American core businesses, improve quality and customer satisfaction, drive future profitability, and deliver value to shareholders.”

About Troy Clarke

Prior to serving as president and COO of Navistar, Mr. Clarke, 57, served as president of Navistar Asia Pacific. He joined Navistar in January 2010 after a distinguished 35-year career at General Motors, where he held numerous leadership positions, including president of General Motors North America, president and managing director of GM’s Mexico operation, vice president of manufacturing and labor relations, and president of GM Asia Pacific. He has a B.S. in mechanical engineering from General Motors Institute, as well as an M.B.A. from the University of Michigan. Clarke is a member of the board of directors of Fuel Systems Solutions, Inc., a leading designer, manufacturer and supplier of alternative fuel components and systems for use in transportation and industrial applications.

About James Keyes

Mr. Keyes, 72, retired as chairman of the board of Johnson Controls, Inc., an automotive system and facility management and control company, in 2003, a position he had held since 1993. He served as chief executive officer of Johnson Controls, Inc. from 1988 until 2002. He is a director of Pitney Bowes, Inc. and is a member of the board of trustees of Fidelity Mutual Funds. He was also a director of LSI Logic Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks, from 1983 until 2008. Keyes earned a B.S. degree in business administration from Marquette University.

About Lewis Campbell

Prior to joining Navistar, Mr. Campbell, 66, served as chairman of the board and chief executive officer of Textron Inc., a multi-industry company operating a global network of aircraft, defense and intelligence, industrial and finance businesses. He retired as chief executive officer from Textron in December 2009 and continued as non-executive chairman until he retired from the board in August 2010. Campbell was named CEO of Textron in July 1998 and appointed chairman in February 1999. He served as president and chief operating officer from January 1994 to July 1998, and reassumed the post of president from September 2001 to January 2009. He joined Textron in September 1992 as executive vice president and chief operating officer after a 24-year career at General Motors, where he held a number of key management positions. Campbell earned a B.S. degree in mechanical engineering from Duke University and attended the Advanced General Management Program sponsored by GM in Vevey, Switzerland. Campbell currently serves on the board of directors of Bristol-Myers Squibb Company, a global biopharmaceutical company, where he has been lead independent director since 2008. He is also a board member of Sensata Technologies Holding N.V. a global industrial technology company that develops and manufactures sensors and controls.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, and IC Bus™ brand school and commercial buses. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.